Stellar Biotechnologies Reports Fiscal Year 2017 Financial Results

- Company prepares to support expanded market opportunities

- Expenditures in line with management plans

LOS ANGELES, Dec. 1, 2017 /PRNewswire/ -- Stellar Biotechnologies, Inc. (Nasdaq: SBOT), a leading manufacturer of a key protein utilized in multiple immunotherapy development pipelines targeting Alzheimer's, lupus, diabetes and cancers, among other diseases, today reported financial results for the fiscal year ended September 30, 2017 and provided an update on its business.

During fiscal year 2017, the company advanced a number of strategic initiatives to optimize its manufacturing operations and to secure additional locations for the biologic source of KLH. Stellar currently has multiple customers with KLH-based drug candidates in Phase 2 studies. While the outcomes of these clinical studies cannot be predicted, the company is preparing for the possible impact that favorable clinical results could have on the KLH market and the company's supply capabilities.

Stellar President and Chief Executive Officer Frank Oakes said that the company has been preparing to meet the broader scope and increased KLH requirements of its customers. "Our immediate focus is to prepare for the successful development of third party drug candidates that rely on Stellar KLH. By closely aligning our business with our strategic customers, we are positioning the company to share in the successful development and commercialization of drug candidates that utilize our KLH products."

Stellar Chief Financial Officer Kathi Niffenegger said, "Our expenditures for the fiscal year were well in line with our plans, reflecting our continued vigilance in managing our working capital and the flexibility of our business model. For fiscal 2018, we expect to prioritize spending for manufacturing and related initiatives as well as capital projects needed to support the future KLH supply requirements of our customers and strategic partners."

Financial Results for the Fiscal Year Ended September 30, 2017

Total revenues for fiscal year 2017 were $0.23 million compared to $1.27 million for the prior year. The change was primarily due to a decrease in product sales volume. While the company's customer base has not changed significantly, product sales volumes are subject to variability associated with the rate of development and progression of clinical studies of third-party products that utilize Stellar KLH.

Total expenses decreased by $0.73 million to $5.45 million for fiscal year 2017 compared to $6.18 million for the prior year.

  Costs of sales and contract services decreased by $0.57 million to $0.25 million for fiscal year 2017 compared to $0.82 million for the prior year primarily due to decreased product sales.
  Research and development expenses increased by $0.24 million to $1.97 million for fiscal year 2017 compared to $1.73 million for the prior year. The increase was primarily due to research and development activities intended to increase the scalability and throughput capacity of existing manufacturing systems; improvements in analytical, manufacturing, and purification processes; stability studies; and formulation development.
  General and administrative expenses decreased by $0.38 million to $2.94 million for fiscal year 2017 compared to $3.32 million for the prior year primarily due to management's actions to reduce corporate expenses, including travel and professional fees, as well as lower legal fees and public company expenses.

For fiscal year 2017, Stellar reported a net loss of $5.03 million, or $0.49 per basic share, compared to a net loss of $5.03 million, or $0.57 per basic share, for fiscal year 2016.

At September 30, 2017, the company had working capital of $6.4 million. Cash, cash equivalents and short-term investments totaled $6.6 million.

Stellar will file its Form 10-K for the period ending September 30, 2017 with the Securities and Exchange Commission on Friday, December 1, 2017. To view the Company's filings under Forms 10-K, 10-Q and 8-K, please visit the website of the Securities and Exchange Commission (www.sec.gov). To view the company's filings with the Canadian Securities Administrators ("CSA"), including the Management Discussion and Analysis and related consolidated financial statements, please visit the CSA's SEDAR website (www.sedar.com).

About Stellar Biotechnologies
Based north of Los Angeles at the Port of Hueneme, Stellar Biotechnologies, Inc. (Nasdaq: SBOT) is the leader in sustainable manufacture of Keyhole Limpet Hemocyanin (KLH), an immune-stimulating protein utilized as a carrier molecule in therapeutic vaccines (targeting cancers, immune disorders, Alzheimer's and inflammatory diseases) and for assessing immune system function. KLH can also be used in immunotoxicology studies for monitoring the immunomodulatory effects of drug candidates. Stellar is committed to meeting the growing demand for commercial-scale supplies of GMP grade KLH, ensuring environmentally sound KLH production, and developing KLH-based active immunotherapies. Stellar KLH is a trademark of Stellar Biotechnologies.

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Stellar Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by the use of words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "may," "will," "would," "could," "should," "might," "potential," or "continue" and variations or similar expressions. Readers should not unduly rely on these forward-looking statements, which are not a guarantee of future performance. There can be no assurance that forward-looking statements will prove to be accurate, as all such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results or future events to differ materially from the forward-looking statements. Such risks include, but may not be limited to: general economic and business conditions; technology changes; competition; changes in strategy or development plans; availability of funds and resources; anticipated requirements for operating capital; governmental regulations and the ability or failure to comply with governmental regulations; changes in trade policy and international law; the timing of Stellar's or its partners' anticipated results, including in connection with clinical trials; the ability to meet the goals of Stellar's joint ventures and strategic partnerships; and other factors referenced in Stellar's filings with securities regulators. For a discussion of further risks and uncertainties related to the Stellar's business, please refer to Stellar's public company reports filed with the U.S. Securities and Exchange Commission and the British Columbia Securities Commission. All forward-looking statements are made as of the date hereof and are subject to change. Except as required by law, Stellar assumes no obligation to update such statements. This press release does not constitute an offer or solicitation of an offer for sale of any securities in any jurisdiction, including the United States.

Condensed Consolidated Statements of Operations
(Expressed in US Dollars)

	Year Ended
	September 30,	September 30,	September 30,
	2017	2016	2015

Total Revenues	$ 228,287	$ 1,271,689	$ 758,689

Expenses:
Costs of sales and contract services	250,042	818,566	580,824
Costs of aquaculture	284,411	309,262	259,423
Research and development	1,973,400	1,729,445	1,029,489
General and administrative	2,944,980	3,322,772	3,227,545

Total Expenses	5,452,833	6,180,045	5,097,281

Loss from Operations	(5,224,546)	(4,908,356)	(4,338,592)

Other Income (Loss):
Foreign exchange gain (loss)	162,028	76,800	(653,333)
Gain (loss) in fair value of warrant liability	-	(211,956)	2,131,062
Other income	32,670	24,632	54,634

Income tax expense	800	7,200	36,800

Net Loss	$ (5,030,648)	$ (5,026,080)	$ (2,843,029)

Loss per common share:
Basic and diluted	$ (0.49)	$ (0.57)	$ (0.36)

Weighted average number of common shares outstanding:
Basic and diluted	10,237,213	8,826,312	7,956,962

Condensed Consolidated Balance Sheets
(Expressed in US Dollars)
	September 30,	September 30,
	2017	2016

Assets:
Cash, cash equivalents and short-term investments	$ 6,565,352	$ 11,405,698
Other current assets	193,095	693,957
Noncurrent assets	961,558	838,149

Total Assets	$ 7,720,005	$ 12,937,804

Liabilities and Shareholders' Equity:
Accounts payable and accrued liabilities	$ 320,947	$ 623,644
Shareholders' equity	7,399,058	12,314,160

Total Liabilities and Shareholders' Equity	$ 7,720,005	$ 12,937,804

Condensed Consolidated Statements of Cash Flows
(Expressed in US Dollars)

	Year Ended
	September 30,	September 30,	September 30,
	2017	2016	2015

Cash Flows Used In Operating Activities:
Net loss	$ (5,030,648)	$ (5,026,080)	$ (2,843,029)
Items not affecting cash:
Depreciation and amortization	179,322	149,565	159,521
Share-based compensation	115,546	259,379	267,222
Foreign exchange (gain) loss	(162,028)	(76,800)	653,333
(Gain) loss in fair value of warrant liability	-	211,956	(2,131,062)
Changes in working capital items	198,159	(23,649)	(518,380)

Net cash used in operating activities	(4,699,649)	(4,505,629)	(4,412,395)

Cash Flows From Investing Activities:
Acquisition of property, plant and equipment	(302,733)	(402,271)	(274,589)
Purchase of short-term investments	(5,005,607)	(11,995,450)	(13,677)
Proceeds on sales and maturities of short-term investments	7,000,000	13,021,827	410,736
Contribution to joint venture	-	(66,695)	-

Net cash provided by investing activities	1,691,660	557,411	122,470

Cash Flows From Financing Activities:
Proceeds from issuance of common shares, net of issuance costs	-	5,944,736	-
Proceeds from exercise of warrants and options	-	1,368,260	106,777

Net cash provided by financing activities	-	7,312,996	106,777

Effect of exchange rate changes on cash and cash equivalents	162,036	96,623	(629,808)

Net change in cash and cash equivalents	(2,845,953)	3,461,401	(4,812,956)

Cash and cash equivalents - beginning of year	7,416,904	3,955,503	8,768,459

Cash and cash equivalents - end of year	$ 4,570,951	$ 7,416,904	$ 3,955,503

CONTACT: Gary Koppenjan, Stellar Biotechnologies, Inc., (805) 488-2800, IR@stellarbiotech.com